Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP. BOARD APPROVES SPIN-OFF

OF TRADITIONAL LIVE ENTERTAINMENT BUSINESS

Spin-Off Transaction Expected to be Completed April 20th

NEW YORK, NY – March 30, 2023 – Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“Company”) today announced that its board of directors has approved the spin-off of its traditional live entertainment business, which is expected to be completed on April 20th.

Upon completion of the spin-off transaction, the current parent company will be renamed Sphere Entertainment Co. and will be comprised of the Sphere, MSG Networks and Tao Group Hospitality businesses. The newly formed live entertainment company will take on the name Madison Square Garden Entertainment Corp. and will include a diverse collection of performance venues, the entertainment and sports bookings business, and the Christmas Spectacular Starring the Radio City Rockettes production.

Executive Chairman and CEO James L. Dolan said: “With today’s announcement, we are one step closer toward our goal of creating two distinct companies, each well positioned to generate long-term value for our shareholders.”

The distribution will take place on April 20, 2023 to the Company’s stockholders of record as of the close of business on April 14, 2023. Each of the Company’s common stockholders will receive a distribution of one Class A or Class B share of the new live entertainment company for every share of the Company’s Class A or Class B common stock, respectively, held as of the record date, representing approximately 67% of the outstanding shares of the new live entertainment company. Immediately after the spin-off becomes effective, Sphere Entertainment Co., will own approximately 33% of the outstanding shares of the new live entertainment company.

The Company’s Board of Directors also authorized a $250 million share repurchase program for the new live entertainment company’s Class A common stock following completion of the spin-off.

The spin-off is intended to qualify as a tax-free distribution to the Company’s stockholders and the Company for U.S. federal income tax purposes. The Company’s stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the spin-off.

Beginning on April 17, 2023, and continuing until the occurrence of the distribution, the Company expects that its common stock will trade in two markets on the NYSE: in the “regular way” market under the Company’s current name, “Madison Square Garden Entertainment Corp.”, and under the current ticker symbol, “MSGE”, and in the “ex-distribution” market under the new name, “Sphere Entertainment Co.”, and under the symbol “SPHR WI”.

Any holders of the Company’s Class A common stock who sell shares regular way on or before April 20, 2023, will also be selling their right to receive Class A common stock of the newly formed live entertainment company. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling the Company’s Class A common stock on or before the distribution date. The CUSIP number for the Company’s Class A common stock will remain 55826T102. The Company’s Class B common stock is not listed on a securities exchange.

The new live entertainment company’s Class A common stock is expected to begin trading on a “when-issued” basis on the NYSE under the symbol “MSGE WI” and under the name, “Madison Square Garden Entertainment Corp.”, beginning on April 17, 2023 and continuing until the distribution occurs. The CUSIP number for the new live entertainment company’s Class A stock will be 558256103. The new live entertainment company’s Class B common stock will not be listed on a securities exchange.

“Regular way” trading will begin on April 21, 2023 with Sphere Entertainment Co. Class A common stock trading under the symbol “SPHR” and the Class A common stock of the new live entertainment company, Madison Square Garden Entertainment Corp., trading under the symbol “MSGE”.

The completion of the spin-off is subject to the effectiveness of the Form 10 registration statement, as well as certain conditions, approvals, and consents, including final NBA league approval and receipt of a tax opinion from counsel. J.P. Morgan Securities LLC, BofA Securities, and Goldman Sachs & Co. LLC are serving as financial advisors. Sullivan & Cromwell LLP is serving as legal advisor.

No action or payment is required by the Company’s stockholders to receive shares of the newly formed live entertainment company. Stockholders who hold the Company’s common stock as of the record date will receive a book-entry account statement reflecting their ownership of new Madison Square Garden Entertainment Corp. common stock or their brokerage account will be credited with the new Madison Square Garden Entertainment Corp. shares. An Information Statement containing details regarding the distribution of the new Madison Square Garden Entertainment Corp. common stock and the new Madison Square Garden Entertainment Corp. business and management following the spin-off will be mailed to the Company’s stockholders as of the record date prior to the distribution date.

About Madison Square Garden Entertainment Corp.

Madison Square Garden Entertainment Corp. is a leader in live entertainment. Madison Square Garden Entertainment Corp. presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre. Madison Square Garden Entertainment Corp. is also building a new state-of-the-art venue in Las Vegas, Sphere at The Venetian. In addition, Madison Square Garden Entertainment Corp. features the original production, the Christmas Spectacular Starring the Radio City Rockettes, and delivers a wide range of live sports content and other programming through two regional sports and entertainment networks, MSG Network and MSG Sportsnet. Also under the Madison Square Garden Entertainment Corp. umbrella is Tao Group Hospitality, with entertainment dining and nightlife brands including: Tao, Hakkasan, Omnia, Marquee, Lavo, Beauty & Essex, and Cathédrale. More information is available at www.msgentertainment.com.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic, the potential spin-off of the live entertainment business and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contact:

Ari Danes, CFA

Senior Vice President, Investor Relations, Financial Communications & Treasury

Madison Square Garden Entertainment Corp.

(212) 465-6072

Justin Blaber

Vice President, Financial Communications

Madison Square Garden Entertainment Corp.

(212) 465-6109

Grace Kaminer

Senior Director, Investor Relations & Treasury

Madison Square Garden Entertainment Corp.

(212) 631-5076